EXHIBIT 3.09

                                     BYLAWS

                                       OF

                      INTERSIL - CHOICE MICROSYSTEMS, Inc.

                                    ARTICLE I
                                     OFFICES

      Section 1. Registered Office - The registered office of this corporation is 6800 College Boulevard, Suite 610, Overland Park, Johnson County, Kansas 66211.

      Section 2. Other Offices - The corporation may also have offices at such other places both within and without the State of Kansas as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      Section 1. In General - All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation or at such other place either within or without the State of Kansas as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Kansas, as shall be stated in the notice of the meeting or in a duly executed consent of all shareholders entitled to a vote at such meeting.

      Section 2. Annual Meetings - Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which directors shall be elected and they shall transact such other business as may properly be brought before the meeting.

      Section 3. Notice of Annual Meeting - Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 4. Stock Ledger - The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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      Section 5. Special Meetings - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board of directors and shall be called by the chairman or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning ten percent (10%) or more of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 6. Notice of Special Meetings - Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 7. Business at Special Meetings - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 8. Record Date - In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 9. Quorum and Adjournments - The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 10. Votes Required - When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute of the articles of incorporation or of these bylaws, a different vote is


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required, in which case such express provision shall govern and control the decision of such question.

      Section 11. Voting Power - Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

      Section 12. Registered Stockholders - The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

      Section 13. Consent Action - Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

      Section 14. Organization of Stockholders Meetings - At all meetings of the stockholders the chairman of the board shall act as chairman, and in his absence any person appointed by the chairman of the board shall act as chairman, and the secretary, or in his absence any person appointed by the chairman, shall act as secretary.

                                   ARTICLE III
                                    DIRECTORS

      Section 1. Powers - The business, and affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

      Section 2. Number and Election - The board of directors of the corporation shall consist of not less than one and nor more than seven directors as determined by the stockholders at each annual meeting of stockholders, except that in the absence of any such designation, such number shall be the number last fixed by the stockholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his earlier death, disqualification, resignation or removal, with or without cause.

      Section 3. Vacancies - If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, any successor shall be elected by the stockholders, which successor shall serve for the unexpired term and until his successor is elected and qualified.


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      Section 4. Place of Meeting - The board of directors of the corporation may hold meetings either within or without the State of Kansas.

      Section 5. First Meeting - The first meeting of each newly elected board of directors shall be held on the day of the annual meeting of the stockholders immediately after the adjournment thereof, at the place where said stockholders meeting is held, or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors. In addition to such other business as may be conducted at the first meeting, the board shall elect a chairman from among its members.

      Section 6. Special Meetings - Special meetings of the board may be called by the chairman on forty-eight hours' notice to each director, either personally or by mail, fax or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. The Chairman of the Board shall be the Chief Executive Officer of the Corporation if a Chief Executive Officer is not elected by the Board of Directors.

      Section 7. Waiver of Notice - Notice of any meeting of the board of directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

      Section 8. Quorum, Action by the Board and Adjournments - At all meetings of the board the presence in person of a majority of all directors then in office shall be necessary to constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Consent Action - Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

      Section 10. Committees - The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of


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one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      Section 11. Minutes and Reports of Committees - Each committee shall keep regular minutes of its meetings which shall be reported to and made part of the minutes of the board of directors.

      Section 12. Electronic Meetings - Members of the board of directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting as aforesaid shall constitute presence in person at the meeting.

      Section 13. Removal - Any and all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the stockholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by K.S.A. 17-6301(k), as amended.

      Section 14. Resignations - Any director of the corporation may resign at any time by giving written notice to the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 15. Compensation of Directors - By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated amount as director or a fixed sum for attendance at each meeting of the board of directors, or both. No such payment shall preclude a director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed, pursuant to resolution by the board of directors, like compensation for attending committee meetings.


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                                   ARTICLE IV
                                     NOTICES

      Section 1. In General - Except as otherwise provided herein, whenever, under the provisions of the statutes of the articles of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or fax.

      Section 2. Waiver - Except as may be otherwise provided by these bylaws, whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

      Section 1. Officers Required or Permitted - The officers of the corporation shall be elected by the board of directors at its first meeting after each annual meeting of stockholders and shall consist of a chairman of the board, a chief executive officer, a president, a secretary and a treasurer. The board of directors may also elect one or more vice-presidents otherwise designated, one or more assistant secretaries and assistant treasurers and it may elect or appoint such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the articles of incorporation or these bylaws otherwise provide.

      Section 2. Tenure, Removal or Vacancy - Each officer of the corporation shall hold office until his successor is elected and has qualified, or until his earlier death, disqualification, resignation or removal. Any officer may be removed at any time by the board of directors with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. Any officer may resign at any time upon written notice to the corporation.

      Section 3. Salaries - The salaries of all officers of the corporation shall be determined by the board of directors.

      Section 4. The Chairman of the Board - The chairman of the board, shall preside at all meetings of the stockholders and directors. He shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board of directors to some other officer or agent of the corporation, and shall have such other duties as may be prescribed, from time to time, by the board of directors.


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      Section 5. President - In the absence of the chairman of the board, the president shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the board of directors or chairman of the board.

      Section 6. Chief Executive Officer - The chief executive officer shall have general active management of the business of the corporation. He may execute and deliver, in the name of the corporation, any contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles or bylaws or by the board of directors to some other officer or agent of the corporation, provided however, with respect to the purchase of goods and services, except salaries of the corporation's regular employees, the corporation's liability by reason thereof does not exceed $25,000 per transaction, and is necessary for the normal operation of the corporation. He shall in general, perform all duties usually incident to the office of the chief executive officer and shall have such other duties as may, from time to time be prescribed by the chairman of the board or board of directors. The chairman of the board shall be the chief executive officer of the corporation if a chief executive officer is not elected by the board of directors.

      Section 7. Vice President - Each vice president shall have such powers and shall perform such duties as may be specified in the bylaws or prescribed by the board of directors, chairman of the board, or chief executive officer. In the event of the absence or disability of the chief executive officer, the president, or in his absence or disability, a vice president designated by the chairman of the board or chief executive officer, shall succeed to the power and duties of the chief executive officer.

      Section 8. Secretary - The secretary shall be secretary of and attend all meetings of the shareholders and board of directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders. He shall perform such other duties as may, from time to time, be prescribed by the board of directors and chairman of the board.

      Section 9. Assistant Secretary - The assistant secretary, if any, or if there be more than one (1), the assistant secretaries in the order determined by the chairman of the board or secretary shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, chairman of the board, or secretary, may from time to time prescribe.

      Section 10. Treasurer - The treasurer shall be the chief financial officer and shall keep accurate financial records for the corporation. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate. he shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the board of directors, making proper vouchers therefor. He shall render to the chairman of the board, vice chairman of the board, president, chief executive officer


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and the directors, whenever requested, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the board of directors, chairman of the board, or chief executive officer.

      Section 11. Assistant Treasurer - The assistant treasurer, if any, or if there shall be more than one, the assistant treasurer in the order determined by the chairman of the board, treasurer or chief executive officer shall, in the absence or disability of the treasurer, perform the duties and have such powers as the chairman of the board, treasurer or chief executive officer may from time to time prescribe.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

      Section 1. Certificates - Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the chairman of the board of directors or the president or vice-president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

      Section 2. Issuance of Shares - The board of directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the articles of incorporation in such amounts as may be determined by the board of directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the board of directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

      Section 3. Facsimile Signatures - Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 4. New Certificates - The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in


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such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 5. Transfer - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of fractional shares shall not be made nor shall certificates for fractional shares be issued.

      Section 6. Share Register - The board of directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

            (1) a share register containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

            (2) a record of the dates on which certificates or transaction statements representing shares were issued.

                                   ARTICLE VII
                          LOANS, GUARANTEES, SURETYSHIP

      Section 1. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

            (1) is in the usual and regular course of business of the corporation;

            (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

            (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

            (4) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares.


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The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under Kansas law.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      Section 1. Manner of Amendment - These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

      Section 2. Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the article of incorporation, if any, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

      Section 3. Record Date - Subject to any provisions of the articles of incorporation, and Kansas statutes, the board of directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend (which date may not be earlier than the date of the action fixing the record date) as of the record date for the determination of the stockholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The board of directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

      Section 4. Annual Statement - The board of directors shall present at any regular or special meeting of the shareholders when called for by one vote of the shareholders, a full and clear statement of the business condition of the corporation.

      Section 5. Checks - All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      Section 6. Fiscal year - The fiscal year of the corporation shall be July 1 through June 30 unless a different period is fixed by resolution of the board of directors.

      Section 7. Seal - The corporation shall have no corporate seal.

      Section 8. Voting of Stock of Other Corporation - The stock of any other corporation owned by this corporation, the membership of any other corporation or the voting rights of this


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corporation in any partnership or limited liability corporation may be voted at any meeting of the stockholders, members or partners, as the case may be, of such other entity by such proxy as the board of directors of this corporation may appoint or, if no such appointment be made, by the chairman of the board.

      Section 9. Indemnification of Directors and Officers - The corporation shall indemnify and may, in the discretion on the board of directors advance expenses and insure directors, officers, agents and employees in the manner and to the full extent provided by law.

      Section 10. Meanings of Pronouns; Singular and Plural Words- All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person to which or to whom reference is made may require. Unless the context in which it is used shall clearly indicate to the contrary, words used in the singular shall include the plural, and words used in the plural shall include the singular.

      Section 11. Construction - These bylaws are governed by and shall be construed in accordance with the laws of Kansas. In the event any provision of these bylaws shall be inconsistent with the laws of Kansas in effect as of the date of adoption of these bylaws or hereafter enacted said laws shall supersede such provisions of the bylaws.


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